                                                                   Exhibit 10.66

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT, made as of December 5, 2006 (this
"Agreement"), by and between Castle Brands Inc., a Delaware corporation (the
"Company"), and Herbert Roberts (the "Executive"), an individual residing at 51
Manor Pond Lane, Irvington, New York, 10533.

          In consideration of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                                   AGREEMENT:

          1. Employment. Subject to the terms of this Agreement, the Company agrees to employ Executive, and Executive agrees to accept such employment, as
Senior Vice President, Chief Financial Officer and Treasurer of the Company. As
such, Executive will have responsibility for such job-related duties as will be assigned to Executive from time to time by the Chief Executive Officer and/or
President of the Company.

          2. Performance of Services. Executive agrees that throughout the term of his employment hereunder he will devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Company and its direct or indirect subsidiaries and will perform the duties assigned to him from time to time pursuant to Section 1 hereof, subject, at all times, to the direction and control of the Chief Executive Officer and/or President of the Company, and to
the policies of the Company generally applicable to its executives. During the term of his employment hereunder, Executive will not accept other employment or permit his personal business interests to materially interfere with his duties hereunder.

          3. Term. Executive will be employed for a term commencing on December
5, 2006 (the "Effective Date") and ending on December 4, 2010 (the "Term"), unless his employment is terminated prior to the expiration of the Term pursuant to Section 6 hereof. At the end of the term, if the Company does not offer to renew Executive's employment hereunder for an additional three years, on substantially the same terms, the Company shall continue to pay to Executive his
Base Salary, benefits for a period of six (6) months after expiration of the
Term.

          4. Compensation. During the Term of this Agreement the Company agrees to pay to Executive:

               (a) Salary. A salary (the "Base Salary") at the rate of
US$250,000 per year, payable in accordance with the Company's standard payroll practices for executives as in effect from time to time. Such Base Salary may be increased (but not decreased), in the sole discretion of the Compensation
Committee of the Board of Directors of the Company, on the basis of periodic reviews, which shall occur no less frequently than on an annual basis.

               (b) Stock Option Grants. Executive shall be entitled to options to purchase Common Stock of the Company to the extent granted by the
Compensation Committee of the Board of Directors of the Company.

               (c) Incentive Bonus. In each fiscal year, the Executive shall be eligible to receive an annual performance bonus equal to up to 60% of the Base
Salary in effect

on March 31 of such fiscal year, subject to successful achievement of goals and objectives to be agreed upon by the Executive and the Compensation Committee of the Board of Directors of the Company, payable in accordance with the Company's standard practices for executives as in effect from time to time.

               (d) Vacation. Executive shall be entitled to twenty (20) paid vacation days in each calendar year, plus paid Company holidays.

               (e) Other Benefits. Executive will be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in all profit-sharing, hospitalization, insurance, medical, disability, or other fringe benefit or executive perquisite plans generally available to other senior executives of the Company.

          5. Expenses. The Company will reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company upon the submission to the Company of appropriate invoices therefor, all in accordance with the Company's policies and procedures as in effect from time to time for senior executives of the Company.

          6. Termination.

               (a) Termination by the Company Without Cause. The Company may
terminate the employment of Executive hereunder at any time without Cause (as hereinafter defined). Notice of any such termination must be in writing and will be effective upon receipt by Executive. In the event that the employment of
Executive is terminated pursuant to this Section 6(a) and if Executive fully complies with Sections 7, 9, 10 and 22 of this Agreement, the Company will continue to pay to Executive the Base Salary per annum as in effect on the date of such termination, in accordance with the standard payroll practices of the
Company as in effect from time to time, for a term of twelve (12) months immediately following the date of such termination. In addition, in the event that the employment of Executive is terminated pursuant to this clause (a), the annual incentive bonus described in Section 4(c) will be paid, if any, to
Executive with respect to the year in which termination occurs (pro rated for the portion of the year in which Executive was so employed). If Executive fully complies with Sections 7, 9, 10 and 22 of this Agreement, the Company shall during the twelve (12) month period immediately following termination of
Executive pursuant to this clause (a), to the extent permissible under any relevant benefit plans of the Company, continue to provide participation to
Executive in all other benefits provided for under Section 4(e) hereof, at the
Company's expense. If Executive fully complies with Sections 7, 9, 10 and 22 of this Agreement, on the date of termination pursuant to this Section 6(a), the vesting of any options held by Executive shall accelerate with respect to the number of shares of the Company's common stock that equals (x) the number of shares that would have vested during the 12 months following termination of
Executive pursuant to this Section 6(a) multiplied by (y) a fraction, the numerator of which is the number of full calendar months that have elapsed since the last vesting date or the original issue date (if a vesting date has not occurred) and the denominator of which is the number of full calendar months from the last vesting date or the original issue date (if a vesting date has not occurred) to the vesting date occurring during the 12 months following termination. Further, if Executive fully complies with Sections 7, 9, 10 and 22 of this Agreement, any stock option held by Executive that is vested at the time of Executive's termination pursuant to this Section 6(a) (including any portion of such option for which vesting was accelerated pursuant to the

                                      -2-

preceding sentence) will be exercisable until the earlier to occur of (i) the expiration date of such option pursuant to its terms and (ii) twelve (12) months following the date of termination pursuant to this Section 6(a).

               (b) Termination by the Company for Cause. The Company may
terminate the employment of Executive hereunder for Cause (as hereinafter defined). Executive shall be entitled to thirty (30) days prior written notice of the Company's intent to terminate Executive hereunder and the right to address and/or cure such Cause during such thirty (30) day notice period. Any notice of intent to terminate for Cause must specify the particular grounds therefor in reasonable detail. In the event that the employment of Executive is terminated pursuant to this clause (b), the Company will pay to Executive the amount of all accrued but unpaid Base Salary to the date of such termination, but no annual incentive bonus will be paid with respect to (x) the year in which termination occurs, or (y) the immediately prior year if Executive is terminated under this clause (b) prior to payment of the bonus applicable to such prior year. As used herein, "Cause" means Executive's (i) personal dishonesty, (ii)
willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to Executive's performance hereunder (other than any such failure owing to Executive becoming Disabled (as hereinafter defined)) as reasonably determined by a majority of the entire
Compensation Committee of the Board of Directors of the Company, after consultation with the Chief Executive Officer of the Company, (v) conviction of, or the entry by the Executive of any plea of guilty or nolo contendre to, any felony or other lesser crime that would require removal from his position at the
Company (e.g. any alcohol or drug related misdemeanor) or (vi) material breach of any provision of this Agreement as reasonably determined by the Compensation
Committee of the Board of Directors of the Company, after consultation with the
Chief Executive Officer; provided, however, that in any of the foregoing circumstances, Executive has failed to cure such Cause within the fifteen (15)
day period referenced in the second sentence of this Section 6(b). In the event
Executive is terminated for Cause solely pursuant to (iv) or (vi) above, any stock option held by Executive that is vested at the time of such termination may be exercised until the earlier to occur of (i) the expiration date of such option pursuant to its terms and (ii) one year after such termination. In the event Executive is terminated for Cause other than solely pursuant to (iv) or
(vi) above, any stock option held by Executive shall immediately expire and no longer be exercisable upon such termination.

               (c) Termination by Executive. Executive may terminate his
employment hereunder (x) at any time without cause or (y) for Good Reason (as hereinafter defined). Notice of any such termination must be in writing and will be effective sixty (60) days after receipt by the Company or such earlier date as may be specified by the Company after receipt of such notice. In the event that Executive terminates employment pursuant to subclause (x) of this clause
(c), the Company will pay to Executive the amount of all accrued but unpaid Base
Salary to the date of such termination, but no annual incentive bonus will be paid with respect to the year in which termination occurs. In the event that
Executive terminates employment hereunder pursuant to subclause (y) of this clause (c) and Executive fully complies with Sections 7, 9, 10 and 22 of this
Agreement, Executive will be entitled to the same salary, benefits and bonus payments as would be provided were he to be terminated by the Company without
Cause pursuant to Section 6(a) above. Further, in the event Executive terminates his employment hereunder for Good Reason or without cause and Executive fully complies with Sections 7, 9, 10 and 22 of the Agreement, any stock option held by Executive that is vested at the time of Executive's termination will be exercisable until the earlier to occur of (A) the

                                      -3-

expiration date of such option pursuant to its terms and (B) one year following the termination of Executive's employment. As used herein, "Good Reason" means a termination by Executive of Executive's employment hereunder within thirty (30)
days after (i) any material diminution in the nature, title or status of
Executive's job responsibilities from those in effect on the Effective Date or the most recent anniversary thereof, (ii) dissolution or divestiture of all or a significant portion of the Company or other material change in the Company, which in each case would materially adversely diminish the nature, title or status of Executive's job responsibilities, (iii) relocation by the Company of the Executive's office to any location not within fifty (50) miles from
Executive's principal place of employment as of the Effective Date or (iv) the
Company's material breach of any provision of this Agreement which is not cured within fifteen (15) business days after written notice thereof from Executive to the Company.

               (d) Termination Upon Death. This Agreement will terminate
automatically on the death of Executive. In the event that the employment of
Executive is terminated pursuant to this clause (d), the Company will promptly pay to the representative of Executive the amount of all accrued but unpaid Base
Salary to the date of such termination, the annual incentive bonus, if any, described in Section 4(c) with respect to the year in which termination occurs
(pro rated for the portion of the year in which Executive was so employed), and an amount equal to six (6) months Base Salary. Further, any stock option held by
Executive that is vested at the time of death will be exercisable by Executive's personal representative or estate for a period of two (2) years from date of death and all unvested stock options held by Executive shall fully vest and be exercisable by Executive's personal representative or estate for a period of two years from date of death.

               (e) Termination by the Company by Reason of Disability. The
Company may terminate the employment of Executive hereunder after Executive becomes Disabled. Notice of any such termination must be in writing and will be effective thirty (30) days after receipt by Executive. In the event that the employment of Executive is terminated pursuant to this clause (e), the Company will pay to Executive or his representative the amount of all accrued but unpaid
Base Salary to the date of such termination less the amount, if any, received by
Executive from any disability insurance maintained by the Company, the annual incentive bonus described in Section 4(c), if any, with respect to the year in which termination occurs (pro rated for the portion of the year in which
Executive was so employed) and an amount equal to one year's Base Salary to be paid as a lump sum on termination. Further, any stock option held by Executive that is vested at the time of termination for disability will be exercisable for a period of two (2) years from date of such termination for disability and all unvested stock options held by Executive shall fully vest and be exercisable for a period of two (2) years from date of termination for disability. As used herein, the term "Disabled" means Executive becoming physically or mentally disabled or incapacitated to the extent that he has been or will be unable to perform his duties hereunder on account of such disabilities or incapacitation for a continuous period of six (6) months as determined by a qualified independent physician or group of physicians selected by the Company and approved by Executive or his representative, such approval not to be unreasonably withheld.

               (f) Change of Control. A "Change of Control" shall have occurred if: (i) any person (as such term is used in Section 13(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing

                                      -4-

more than thirty-five percent (35%) of the aggregate voting power of the
Company's then outstanding securities, other than by acquisition directly from the Company; (ii) there has been a merger or equivalent combination involving the Company after which forty-nine percent (49%) or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the
Company cease for any reason to constitute at least a majority thereof (unless the appointment, election, or the nomination for election by the Company's stockholders, of each director elected during such consecutive two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period); or (iv) the Company sells or disposes of all or substantially all of its assets. In the event that the employment of Executive is terminated following or in connection with a
Change in Control either by the Executive for Good Reason or by the Company or its successor without Cause, the Company or its successor, as applicable, will continue to pay to Executive the Base Salary per annum as in effect on the date of such termination, in accordance with the standard payroll practices of the
Company as in effect from time to time, for a term of twenty-four (24) months following the date of such termination. During such twenty-four (24) month period, the Company shall continue to provide participation to the Executive in all other benefits provided for under Section 4(e) hereof. In addition, in the event that the employment of Executive is terminated pursuant to this clause
(f), the annual incentive bonus described in Section 4(c) will be paid to
Executive with respect to the year in which termination occurs (pro rated for the portion of the year in which Executive was so employed). Further, all unvested stock options will vest without further action on the date of termination and all stock options shall be exercisable during the remainder of their original terms.

               (g) Release and No Further Obligations. As a condition to the payments and other consideration provided to Executive under each clause of this
Section 6, the Executive shall have executed and delivered to the Company the form of general release attached hereto as Exhibit A. Except as otherwise expressly provided in this Agreement and that certain Stock Option Agreement, dated as of even date hereof, by and between the Company and Executive, from and after the effective date of any termination of Executive's employment hereunder pursuant to this Section 6, the Company will have no further obligations (for the payment of money or otherwise) to Executive or his representative, as applicable.

          7. Confidentiality.

               (a) Executive will not, at any time following the Effective Date, regardless of whether Executive continues to be employed by the Company and, if
Executive's employment has been terminated, regardless of the manner, reason, time or cause thereof, directly or indirectly reveal, report, publish, disclose, transfer or furnish to any person not entitled to receive the same for the immediate benefit of the Company any Proprietary Information (as hereinafter defined). The term "Proprietary Information" means all information of any nature whatsoever, and in any form, which at the time or times concerns or relates to any aspect of any business that the Company, or its direct or indirect subsidiaries are involved in or actively contemplating (the "Business") and which is confidential or proprietary to the Company. Proprietary Information includes, but is not limited to, items, materials and information concerning the following: marketing plans or strategies; budgets; designs; promotional strategies; client preferences and policies; creative activities for clients;
concepts; intellectual property and

                                      -5-

trade secrets; product plans; financial information and all documentation, reports and data (recorded in any form) relating to the foregoing.
Notwithstanding the foregoing, "Proprietary Information" does not include any information to the extent it becomes publicly known through no fault of
Executive or any information which Executive is required to disclose as a result of a subpoena or other legal process.

               (b) Executive agrees that all memoranda, notes, records, papers or other documents, computer disks, computer software programs and the like and all copies thereof, relating to the Business (the "Business Records") are and will be the sole and exclusive property of the Company or its direct or indirect subsidiaries, as the case may be. Except for use for the benefit of the Company or its direct or indirect subsidiaries, as the case may be. Executive will not copy or duplicate any of the Business Records, nor remove them from the facilities of the Company or its direct or indirect subsidiaries, as the case may be. Executive must comply with any and all procedures which the Company or its direct or indirect subsidiaries may adopt from time to time to preserve the confidentiality of Proprietary Information and the confidentiality of property of the types described immediately above, whether or not such property contains a legend indicating its confidential nature.

               (c) Upon termination of Executive's employment with the Company for any reason whatsoever and at any other time upon the Company's request,
Executive (or his personal representative) must deliver to the Company all property described in this Section 7 which is in his possession or control.

          8. Representation and Warranty. Executive represents and warrants to the Company that he is not a party to any employment agreement or other agreement which restricts, interferes with or impairs, or which might be claimed to restrict, interfere with or impair, in any way, Executive's use of any information or Executive's execution or performance of this Agreement.

          9. Discoveries and Improvements. Executive acknowledges and agrees that all inventions, discoveries, and improvements, whether patentable or unpatentable, made, devised, or discovered by Executive, whether by himself, or jointly with others, from the date hereof until the expiration of the Term hereof, reasonably deemed to be directly related to or pertaining in any way to the Business, will be promptly disclosed in writing to the Chief Executive
Officer (or such other officer as the Chief Executive Officer may designate) of the Company and will be the sole and exclusive property of the Company.
Executive agrees to execute any assignments to the Company or its nominee of his entire right, title, and interest in and to any such inventions, discoveries, and improvements and to execute and deliver at the cost of the Company any other instruments and documents that may be requested by the Company that are requisite or desirable in applying for and obtaining patents, copyrights or trademarks, with respect thereto in the United States and in all foreign countries. Executive further agrees, whether or not in the employ of the
Company, to cooperate, to the extent and in the manner requested by the Company, in the prosecution or defense of any patent, trademark or copyright claims or any litigation or other proceeding involving any inventions, trade secrets, processes, discoveries, or improvements covered by this Agreement, provided that all expenses thereof shall be paid by the Company.

                                      -6-

          10. Restrictive Covenants.

               (a) Executive acknowledges and agrees that his position with the
Company places him in a position of confidence and trust with respect to
Proprietary Information. Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill of the Business that Executive make the covenants contained herein. Accordingly, Executive agrees that, during the
Term of this Agreement and for a period of twelve (12) months after the date of expiration or termination of Executive's employment hereunder for any reason whatsoever, Executive will not, without the prior written consent of the Company and provided that the Company has not failed to make any payments to the
Executive when due in accordance with the provisions of Section 6 hereof and otherwise comply with the terms and conditions of this Agreement, (i) employ, solicit or encourage to leave the employ of the Company, or to become employed by any person other than the Company, any employee of the Company, or any individual who was an employee of the Company during the one year prior to the termination or expiration of Executive's employment, (ii) persuade or attempt to persuade any customer of the Company as of the date of the termination or expiration of Executive's employment or during the one year prior to the termination or expiration of Executive's employment to cease doing business with, or to reduce the amount of business it does with, the Company, or solicit the business of any of the Company's customers as of the date of the termination or expiration during the one year prior to the termination or expiration of
Executive's employment hereunder with respect to any product or service which competes with the products and services of the Company as of the date of termination of Executive's employment or (iii) compete with the Company as a consultant to, employee of, or equity participant in, any venture which competes with the Business within the United States of America. No provision of this
Section 10 shall prohibit Executive from merely owning (i.e., having no participation or involvement in the management) no more than three percent (3%)
of the outstanding equity securities of any actively traded public entity.

               (b) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under Sections 10 and 11 of this Agreement and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to avoid competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to
Executive's sole means of support, are required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the benefit otherwise afforded Executive by this Agreement.

          11. Certain Remedies. The parties hereto acknowledge that in the event of a breach or a threatened breach by Executive of any of his obligations under
Sections 7, 9 or 10 of this Agreement the Company will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Company will be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof, and nothing herein will be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.

          12. Notices. All notices hereunder must be in writing and addressed to the Secretary of the Company at 570 Lexington Avenue, 29th Floor, New York, NY,
10022 and to

                                      -7-

Executive at the address listed above. Each such address for notice may be changed by notice of such change given to the other party hereto. All such notices will be effective upon receipt.

          13. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether written or oral, of the parties or affiliates hereto relating to the subject matter hereof. No amendment, waiver or modification hereof will be valid or binding unless made in writing and signed by the parties hereto (in the case of an amendment or modification) or by the party against whom enforcement is sought (in the case of a waiver).

          14. Governing Law/Arbitration. This Agreement will be governed, interpreted and construed according to the internal laws of the State of New
York without regard to conflict of laws principles. Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof, must be promptly settled by arbitration by a panel of three (3) arbitrators in New York,
New York, in accordance with the Commercial Rules of the American Arbitration
Association then in effect, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. It is expressly understood that the arbitrators will have the authority to grant legal and equitable relief, including both temporary restraints and preliminary injunctive relief to the same extent as could a court of competent jurisdiction, and that the arbitrators are empowered to order either side to fully cooperate in promptly resolving any controversies or claims under this Agreement. Notwithstanding the foregoing, in the event of a breach or threatened breach by Executive of any provision of
Section 7, 9 or 10 of this Agreement, the Company will be entitled to seek an injunction from any court of competent jurisdiction in the State of New York and
Executive hereby submits to the personal jurisdiction of any such court.

          15. Severability. Should any part of this Agreement be held or declared to be void or illegal for any reason by an arbitrator or court of competent jurisdiction, such provision will be ineffective, but all other parts of this Agreement which can be effected without such illegal part will nevertheless remain in full force and effect. In such a case, the parties shall, and the court of competent jurisdiction may, replace the invalid provision with a legally permissible arrangement, which comes nearest to the intended purpose of the invalid provision.

          16. Headings. The Section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

          17. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive will be subject to withholding of such amounts relating to taxes (whether or not related to payments required to be made by the Company hereunder) as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

          18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will collectively constitute a single original.

          19. No Reliance; Opportunity to Consult with Counsel. The parties hereto each represent to the other that in executing this Agreement each does not rely upon, and has not relied upon, any representation or statement not set forth herein with regard to the subject matter,

                                      -8-

basis or effect of this Agreement or otherwise. Executive acknowledges that he has had an opportunity to consult with an attorney of his choice prior to executing this Agreement.

          20. No Assignment. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive except as provided for herein.
This Agreement will be binding upon Executive, his heirs, executors and administrators and upon the Company, its successors and assigns.

          21. No Duty to Mitigate. Executive shall not be required to mitigate the amount of any damages that Executive may incur or other payments to be made to Executive hereunder as a result of any termination or expiration of this
Agreement, nor shall any payments to Executive be reduced by any other payments
Executive may receive.

          22. Non-Disparagement. Executive agrees not to publicly criticize, denigrate or disparage the Company, its past and present direct and indirect subsidiaries, affiliates, successors, assigns and all of their past and present employees, officers and directors. The Company agrees not to, and to use commercially reasonable efforts to cause its past and present direct and indirect subsidiaries, affiliates, successors, assigns and all of their past and present employees, officers and directors not to, publicly criticize, denigrate or disparage Executive.

          23. Survival. The provisions of Sections 6, 7, 9, 10, 11, 14, 15, 17,
20, 21, 22 and this Section 23 will survive the termination or expiration of this Agreement.

          24. Failure to Utilize. The Company will have no obligation to use
Executive's services or the rights granted hereunder in connection therewith or otherwise, and the Company will be deemed to have fully satisfied its obligations hereunder by paying to Executive the compensation due Executive in accordance with the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Castle Brands Inc.                          Executive

By: /s/ Mark Andrews                        By: /s/ Herb Roberts
    -------------------------------------       --------------------------------
    Name: Mark E. Andrews III                   Name: Herbert Roberts
    Title: Chairman and Chief
           Executive Officer

                                      -9-

                                    EXHIBIT A

                             FORM OF GENERAL RELEASE

                                 GENERAL RELEASE

     1. (a) As a condition to and in consideration of the payments and benefits described in Section 6 of the Employment Agreement, dated as of December 5,
2006, between Castle Brands Inc. and me relating to my employment with Castle
Brands Inc., and for other good and valuable consideration, I, with the intention of binding myself and my heirs, beneficiaries, trustees, administrators, executives, assigns and legal representatives (collectively, the
"Releasors"), hereby irrevocably and unconditionally release, remise, and forever discharge Castle Brands Inc. and its subsidiaries and affiliates, and the Releasees (as hereinafter defined) with respect to any and all agreements, promises, rights, liabilities, claims, and demands of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, or statutory, under federal, state or local law or otherwise), whether known or unknown, asserted or unasserted, fixed or contingent, apparent or concealed, that the
Releasors ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, accruing, arising or occurring at any time on or prior to the date I execute this General Release, including, without limitation, (i) any and all rights and claims arising out of or in connection with my employment by Castle Brands Inc., the terms and conditions of such employment, or the termination of my employment; (ii) any and all contract claims, claims for bonuses, claims for severance allowances or entitlements; (iii) fraud claims, defamation, disparagement and other personal injury and tort claims; and (iv) claims under any federal, state, or municipal employee benefit, wage payment, discrimination, or fair employment practices law
(e.g., on the basis of sex, religion, age, race, or disability), statute, or regulation, and claims for costs and expenses (including but not limited to experts' fees and attorneys' fees) with respect thereto. This General Release includes, without limitation, any and all rights and claims under the Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income
Security Act of 1974, the Americans with Disabilities Act of 1990, the U.S.
Pregnancy Discrimination Act, the U.S. Family and Medical Leave Act, the U.S.
Fair Labor Standards Act, the U.S. Equal Pay Act, The Workers Adjustment and
Notification Act, the Equal Pay Act of 1963, the Age Discrimination in
Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the
Civil Rights Act of 1866, the Family and Medical Leave Act of 1993, the Civil
Rights Act of 1991, the New York Conscientious Employee Protection Act, the New
York Equal Pay Act, the New York Smokers' Rights Law, the New York Family Leave
Act, the New York Genetic Privacy Act, and the New York Constitution, in each case as such laws have been or may be amended. Nothing in this General Release shall deprive me of any compensation that was earned but not paid prior to my termination; accrued benefits to which I have acquired a vested right under any employee benefit plan or policy, stock plan or deferred compensation arrangement; any other benefits or any health care continuation coverage to the extent required by applicable law; or any right that I may have under the
Employment Agreement dated February 17, 2006.

          (b) For purposes of this General Release, the term "Castle Brands Inc.
and the Releasees" includes Castle Brands Inc., its past and present direct and indirect subsidiaries, affiliates, successors, assigns, and all of its and their past, preset, and future employees, officers,

directors, attorneys, agents, and legal representatives, whether acting as agents or in individual capacities, and this General Release shall inure to the benefit of and shall be binding and enforceable by all such entities and individuals.

     2. Notwithstanding anything to the contrary in this General Release, in the event that any of the parties released under this General Release initiates a lawsuit or other claim (each, an "Original Lawsuit or Claim") against any of the
Releasors, the Releasors may counterclaim or bring any lawsuit or other claim against such released party and/or Castle Brands Inc. and/or its subsidiaries so long as such counterclaim, lawsuit or other claim is related to the Original
Lawsuit or Claim. Except as specifically stated in this Section 2, this Section
2 shall not effect the other provisions of this General Release

     3. (a) Opportunity to Review. I acknowledge that before signing this
General Release, I was given a period of at least twenty-one (21) days in which to review and consider it. I acknowledge that I was encouraged by Castle Brands
Inc. to review this General Release, and that to the extent I wish to do so I have done so. I further acknowledge that I have read this General Release in its entirety, and that I fully understand the terms and legal effect of this General
Release. I am entering into this General Release voluntarily and of my own free will. If I executed this General Release before the end of the twenty-one (21)
day period, such early execution was completely voluntary, and I had reasonable and ample time in which to review this General Release.

          (b) Revocability. I agree that, for a period of seven days after I sign this General Release (the "Revocation Period"), I have the right to revoke it by providing notice, in writing (delivered by hand or by overnight mail), to
Castle Brands Inc., Attention: Chief Executive Officer. Notwithstanding anything contained herein to the contrary, this General Release will not become effective and enforceable until after the expiration of the Revocation Period.

Date signed:

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Name:

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